Exhibit 16.1

December 23, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Feihe International, Inc.'s Form 8-K dated December 23, 2011, and we agree with the statements made therein.

Yours faithfully,

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.